Exhibit 99.1

Porter Bancorp, Inc. Declares Cash Dividend

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 20, 2009--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its Board of Directors declared a cash dividend of $0.21 per share. The dividend will be payable on October 1, 2009, to shareholders of record as of September 15, 2009.

“Our Board of Directors remains focused on providing our shareholders with a solid return through our cash dividend program,” stated Maria L. Bouvette, President and CEO of Porter Bancorp, Inc. “Based on our recent stock price, our current dividend yield is approximately 4.7%. We remain focused on returning a portion of our earnings to shareholders while maintaining a strong capital base.”

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.7 billion in assets as of June 30, 2009. Through Porter’s subsidiary PBI Bank, it operates 18 full-service banking offices in 11 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

PBIB-F PBIB-G

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800